EXHIBIT (C)(1)

Bowles Hollowell Conner & Co.
227 West Trade Street, Suite 2400
Charlotte, North Carolina 28202

        Re:     Confidentiality Agreement

Ladies and Gentlemen:

We have requested Evaluation Material (as defined below) concerning the business and affairs of National Picture & Frame Company and its subsidiaries (collectively, the "Company").

The term "Evaluation Material" includes information (written or oral) furnished to us or our Representatives (as defined below) by the Company or its Representatives, and information, analyses, summaries and other work product derived by us from such information, but does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by us or our Representatives, or (ii) was or becomes available to us on a nonconfidential basis from a source other than the Company or its Representatives, provided that such source is not bound by a confidentiality obligation to the Company.

The term "Representatives" means any party's directors, officers, stockholders, partners, affiliates, employees, agents, and advisors.

As a condition to you or the Company Furnishing us with any Evaluation Material, we agree as follows:

        (1) We recognize and acknowledge the competitive value and confidential nature of the Evaluation Material and the damage that could result to the Company if information contained therein is disclosed to any third party. The Evaluation Material will not be used by us or our Representatives in any way detrimental to the Company, including, without limitation, in competition with the Company.

        (2) We agree that the Evaluation Material will be used solely for the purpose of evaluating a possible purchase by us of the Company. We also agree that we will keep the Evaluation Material confidential and will not disclose any of the Evaluation Material now or hereafter received or obtained from the Company or any of its Representatives to any third party, without the prior written consent of the Company; provided, however, that any of the Evaluation Material may be disclosed
        (a) to the extent required by applicable law or legal process in compliance with paragraph (7) hereof or (b) to our Representatives who need to know the information contained in the Evaluation Material for the purpose of evaluating the above-described possible transaction with the Company and who agree to keep such information confidential and to be bound by this Agreement to the same extent as if they were parties hereto (it being understood and agreed that our Representatives shall be informed by us of the confidential nature of the Evaluation Material and shall be directed by us to treat the Evaluation Material confidentially). In any event, we shall be responsible for any improper use of the Evaluation Material by our Representatives.

        (3) In addition, without prior written consent of the Company, we will not disclose to any person (which includes, without limitation, any corporation, company, partnership, individual, group, or trust), including another possible bidder for the Company, (a) the Evaluation Material has been made available to us, (b) that we have inspected any portion thereof, (c) that discussions or negotiations are taking place concerning a possible transaction with the Company, or (d) any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

        (4) In the event that the transaction contemplated by this Agreement is not consummated, or upon your or the Company's request, all Evaluation Material supplied by the Company or its Representatives (and all copies, extracts or other reproductions in whole or in part thereof) shall be returned to the Company or (with the Company's written permission) destroyed and not retained by us or our Representatives in any form or for any reason. This includes all documents, memoranda, notes, and other writings whatsoever prepared by us or our Representatives based on the Evaluation Material.

        (5) We understand that the Company has publicly traded securities outstanding and is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Evaluation Material (or portions thereof) constitute material information regarding the Company which has not been disclosed to the public. Therefore, for so long as we are in possession of such information, we shall not, without the Company's permission, purchase or sell any equity or debt security issued by the Company until all such information is disclosed to the public (other than as a result of our breach of this Agreement).

        (6) Neither the Company nor its Representatives make any representations or warranties as to the accuracy or completeness of the Evaluation Material. Any representations or warranties with respect to the Company will be contained only in a definitive agreement, if any, between the Company and a purchaser of the Company. The Company and its Representatives expect that we will conduct our own independent investigation and analysis. We agree that neither the Company nor any of its Representatives shall have any liabilities to us resulting from the use of the Evaluation Material supplied by the Company or any of its Representatives.

        (7) Notwithstanding anything to the contrary set forth herein, in the event that we or any of our Representatives are requested or become legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Evaluation Material or take any other action prohibited hereby, we will provide the Company with prompt written notice so that the

        Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with provisions of this Agreement, we will furnish only that portion of the Evaluation Material or take only such action as is legally required by binding order and will exercise our best efforts to obtain reliable assurance that confidential treatment will be accorded any Evaluation Material so furnished.

        (8) Until the third anniversary of the date of this Agreement, we shall not (a) induce or attempt to induce any employee of the Company to leave his or her employ or in any way interfere with the relationship between the Company and any of its employees, (b) hire any person who was an employee of the Company as of the date of this Agreement, or (c) induce or attempt to induce any business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between the Company and any such business relation.

        (9) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. It is understood that the Company may institute appropriate proceedings against us to enforce its rights hereunder, that money damages would not be a sufficient remedy for any violation of the terms of this Agreement, that the Company shall accordingly be entitled to specific performance and injunctive relief as remedies for any violation, and that these remedies shall not be deemed to be the exclusive remedies for a violation of the terms of this Agreement, but shall be in addition to all other remedies available to the Company at law or in equity. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi without giving effect to the conflicts of law provisions thereof. We hereby irrevocably submit to the exclusive jurisdiction of any State or Federal court located in Mississippi over any action or proceeding to enforce or defend any right under this Agreement and agree not to file any suit or proceeding anywhere else. If any portion of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect.

        (10) The terms of this Agreement shall expire three years from the date hereof.

                                        Accepted and Agreed
                                        Colonnade Capital LLC
                                        ----------------------
                                        By: /s/ JOHN T. HERZOG
                                        ----------------------
                                        Its: Managing Partner
                                        ----------------------
                                        Date:8/12/1996
                                        ----------------------